UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 14, 2005
Hines Real Estate Investment Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Maryland
(State or Other Jurisdiction of Incorporation)

000-50805	20-0138854
(Commission File Number)	(IRS Employer Identification No.)

2800 Post Oak Boulevard, Suite 5000, Houston, Texas	77056-6118
(Address of Principal Executive Offices)	(Zip Code)
(888) 220-6121
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
Effective on November 14, 2005, Hines REIT Properties, L.P. (the “Operating Partnership”), a subsidiary of Hines Real Estate Investment Trust, Inc. (“Hines REIT” and, together with the Operating Partnership, the “Company”), entered into a Subscription Agreement with Hines-Sumisei U.S. Core Office Fund, L.P. (the “Core Fund”). Pursuant to this agreement, the Operating Partnership made a capital commitment of $100,000,000 (the “Capital Commitment”) to the Core Fund. Hines REIT is the sole general partner of, and conducts substantially all of its operations through, the Operating Partnership. The Core Fund is an affiliate of Hines Interests Limited Partnership (“Hines”), the sponsor of Hines REIT, and of Jeffrey C. Hines, Chairman of the Board of Directors of Hines REIT.
     The Core Fund is an investment vehicle organized in August 2003 by Hines to invest in existing office properties in the United States that Hines believes are desirable long-term “core” holdings. As of November 15, 2005, the Company owned a 24.80% non-managing general partner interest in the Core Fund. The Core Fund owns interests in and controls a portfolio of ten office properties. Pursuant to the Capital Commitment, management expects that the Company will make a capital contribution to the Core Fund of approximately $18.3 million on December 1, 2005. Thereafter, the Company will participate in subsequent capital calls issued by the Core Fund from time to time until the Capital Commitment is fully funded. Management expects the Company to use proceeds received from the public offering of common shares it is currently conducting and/or funds available under its credit facility to fund its Capital Commitment.
     The Company will acquire additional units of non-managing general partner interests in the Core Fund as result of capital contributed to the Core Fund pursuant to this Capital Commitment. The price the Company will pay for these units will be the same as the price paid by an unaffiliated third party investor in the Core Fund which made a capital commitment to the Core Fund on the same date.
Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the timing and amount of future investments in the Core Fund, amounts to be raised in the Company’s public offering and other statements concerning plans and objectives of management for future operations or economic performance, are forward-looking statements that are based on current expectations and assumptions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward looking statements include the Core Fund’s ability to identify properties for acquisition in a timely manner and at appropriate amounts that provide acceptable returns, the Company’s ability to raise proceeds in our public offering, changes in general economic and real estate market conditions, risks associated with property acquisitions and other risks described in the Company’s “Risk Factors” section of the Registration Statement on Form S-11 and its other filings with the Securities and Exchange Commission.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HINES REAL ESTATE INVESTMENT TRUST, INC.
November 18, 2005	By:	/s/ Frank R. Apollo
Frank R. Apollo
Chief Accounting Officer